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                    FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

         This First Amendment (this "Amendment") to the Contribution Agreement dated January 18, 2002 (the "Agreement") among Vulcan Intermediary, L.L.C. ("Intermediary"), New Vulcan Coal Holdings, L.L.C. (together with Intermediary, the "Contributors"), Atlas Pipeline Partners, L.P. (the "MLP"), Atlas Pipeline Partners GP, LLC (the "General Partner") and Resource America, Inc. ("Resource America") is made between the parties as of May 9, 2002.

         WHEREAS, pursuant to Section 10.7 of the Agreement, the parties wish to amend the Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agrees as follows:

         1) Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

         2) Amendment of Section 9.1(b). Section 9.1(b) of the Agreement is hereby amended and restated as follows:

                  by either the General Partner or the Contributors in writing on or after June 15, 2002, if the Closing has not occurred by such date, provided that as of such date the terminating party is not in material default under this Agreement and provided, further, that if (x) the Bank Financing cannot be consummated by June 15, 2002 and (y) the Proxy Statement has already been mailed at such time to the unitholders of the MLP, either the General Partner or the Contributors may, by written notice to the other party, extend the date of termination pursuant to this subsection until July 31, 2002;

         3) Effect on the Agreement. Except as set forth herein, all terms and provisions of the Agreement shall remain in full force and effect in accordance with the terms thereof.

         4) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5) Governing Law. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the internal law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.


                               ATLAS PIPELINE PARTNERS, L.P.

                               By Atlas Pipeline Partners GP, LLC,
                               its general partner

                               By:   /s/ Michael L. Staines
                                     ------------------------------------------
                                     Michael L. Staines
                                     President and Chief Operating Officer


                               ATLAS PIPELINE PARTNERS GP, LLC

                               By:   /s/ Michael L. Staines
                                     ------------------------------------------
                                     Michael L. Staines
                                     President and Chief Operating Officer


                               RESOURCE AMERICA, INC.

                               By:   /s/ Michael L. Staines
                                     ------------------------------------------
                               Name:  Michael L. Staines
                               Title: Senior Vice President


                               VULCAN INTERMEDIARY, L.L.C.

                               By:   /s/ Walter W. Farley
                                     ------------------------------------------
                               Name:  Walter W. Farley
                               Title: Vice President


                               NEW VULCAN COAL HOLDINGS, L.L.C.

                               By:   /s/ Walter W. Farley
                                     ------------------------------------------
                               Name:  Walter W. Farley
                               Title: Vice President